Exhibit 10.46

February 8, 2000

CONFIDENTIAL
TTR Technologies, Inc.
2 Hanagar St.
Kfar-Saba, 44425, Israel
Attention: Marc D. Tokayer
           Chairman & President

Gentlemen:

      This letter agreement (this "Agreement") confirms the engagement of H.C. Wainwright & Co., Inc. ("HCW") by TTR Technologies, Inc. ("TTR") on behalf of TTR and its affiliates (collectively, the "Company") as financial advisor and exclusive placement agent to arrange a private placement (the "Private Placement") of equity securities and/or convertible debt of the Company (the "Securities"). The Private Placement shall be made pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable securities laws of states and other jurisdictions ("Blue Sky Laws"). The Private Placement will have estimated aggregate gross proceeds of $10,000,000 to $15,000,000 and will close only upon receipt by the Company of a waiver of certain rights from (i) certain purchasers of debentures under SPA dated May 1999 and (ii) Macrovision Corporation.

      1. Retention. Subject to the terms and conditions of this Agreement, TTR hereby engages HCW to act on behalf of the Company as financial advisor and placement agent during the Authorization Period (as defined below) to arrange the sale of Securities in an amount and on terms and conditions satisfactory to the Company and HCW hereby accepts such engagement.

      The Company understands that, in soliciting purchasers of Securities and in assuming its other obligations hereunder, HCW is acting solely as agent for the Company, and not as principal, and that HCW's responsibility is limited to acting on a reasonable efforts basis in arranging the sale of Securities, with no understanding, expressed or implied, of a commitment on HCW's part to underwrite, purchase or place the Securities.

      It is understood that HCW is being engaged solely to provide the services described in this Agreement to the Company and that HCW is not acting as an agent or fiduciary of, and shall have no duties or liabilities to, the equity holders of the Company or any third party in connection with its engagement.

      During the Authorization Period, TTR shall not, and shall not permit its affiliates or its or their officers, directors, employees or representatives to, directly or indirectly, (i) offer any Securities for sale to, or solicit any offer to purchase any Securities from, or otherwise contact, discuss or negotiate with respect to any offer or sale of any Securities with, any person,
(ii) authorize anyone other than HCW to act on behalf of the Company to place any Securities or (iii) have any discussions or negotiations with any person other than HCW with respect to engaging such person as a finder, broker, dealer, agent or financial advisor in connection with any sale of Securities. TTR shall, and shall cause its affiliates and its and their officers, directors, employees and representatives to, promptly refer to HCW all offers, inquiries and proposals relating to any Securities received at any time during the Authorization Period.

      2. Authorization Period. HCW's engagement shall become effective on the date hereof and, unless extended in writing by TTR and HCW, shall expire on the earlier of (i) the final closing date of the Private Placement or (ii) 120 days from the data hereof, (in either case, the "Termination Date"). The period from the date hereof through the Termination Date is called the "Authorization Period."

      3. Offering Documents. TTR, with the assistance of HCW, shall prepare a Confidential Offering Memorandum, and such amendments or supplements thereto as HCW may reasonably deem to be necessary, to effectuate sales of Securities. The Confidential Offering Memorandum, and any such amendments or supplements, are collectively called the "Offering Materials." TTR authorizes HCW to transmit the Offering Materials to potential purchasers of Securities, and shall furnish to HCW copies of the Offering Materials in such quantities as HCW may from time to time reasonably request. TTR shall prepare forms of necessary and appropriate purchase, subscription and other agreements and documents, containing terms and conditions customary for private placements, to be entered into by the Company and purchasers of Securities (collectively called "definitive documents"), which forms shall be provided to prospective purchasers only upon the review and approval of both the Company and HCW.

      4. Compensation. TTR shall pay HCW the compensation set forth below:

            a. Fees. TTR shall pay HCW a retainer fee of $25,000 and 10,000 shares of TTR restricted common stock (valued at $5 per share for purpose of this agreement), which is payable promptly upon execution of this Agreement, and a placement fee equal to 5.0% of the Aggregate Consideration (as defined below) received or receivable directly or indirectly by the Company in connection with the Private Placement, which is payable in cash on the closing date on which such Aggregate Consideration is paid or becomes payable. The retainer fee shall be credited against the placement fee.

            "Aggregate Consideration" shall include the total value of Securities sold, including all amounts paid in escrow or payable in the future (in each case, whether or not subject to any contingency in connection therewith) and all amounts paid or payable upon exercise, conversion or exchange of Securities.

            If Aggregate Consideration is paid in whole or in part in the form of securities or other noncash consideration, such consideration shall be valued at the fair market value thereof on the day prior to the relevant closing date; provided, however, that to the extent that such consideration consists of securities with an existing public trading market, such consideration shall be valued at the average of the last sales price for such securities on the five trading days prior to the relevant closing date.

            b. Warrants. On each closing date on which Aggregate Consideration is paid or becomes payable, TTR shall or shall cause the issuer of Securities (if other than TTR) to issue to HCW or its assigns warrants (the "Warrants") to purchase 10% of the amount of Securities issued to purchasers, or, upon mutual agreement of HCW and TTR, the equity equivalent thereof. The exercise price of the Warrants shall equal the average price (to any purchaser) at which any common equity of the Company is or may be sold in the Private Placement or upon the conversion, exercise or exchange of Securities. The Warrants shall be exercisable immediately after the date of issuance and shall expire five years after the date of issuance, unless otherwise extended by the Company. The Warrants shall include customary anti-dilution protection, including protection against issuances of securities at prices (or with exercise prices, in the case of warrants, options or rights) below the lower of the exercise price of the Warrants or the then fair market value of the underlying common equity, a cashless exercise provision and provide for automatic exercise upon expiration. At the request of the Company, assuming there is an effective registration statement for the common shares underlying the warrants, HCW or its assigns will execute the warrants for cash The Warrants shall also include one demand registration right exercisable following the first anniversary of the closing subject to a 60 day notice requirement, and unlimited piggyback registration rights, in each case customary in transactions of this type. The Warrants shall be transferable within HCW at HCW's discretion.

            c. Tail Period. TTR shall and shall cause its affiliates to, pay to HCW all compensation described in this Section 4 with respect to all Securities sold to a purchaser or purchasers at any time prior to the expiration of one year after the Termination Date (the "Tail Period") if (i) such purchaser or purchasers were identified to the Company by HCW during the Authorization Period, (ii) HCW advised the Company with respect to such purchaser or purchasers during the Authorization Period or (iii) the Company or HCW had discussions with such purchaser or purchasers during the Authorization Period.

            d. Other Terms. If the Company fails through no fault of the Company to complete a sale of Securities to one or more purchasers whose offer or offers in respect thereof the Company shall have accepted, TTR(i) shall hold HCW harmless against any loss, liability, expense, claim or damage arising from such failure and (ii) shall pay to HCW all compensation to which HCW would be entitled hereunder in connection therewith if such sale had been consummated.

            HCW shall be entitled to its full compensation under this Section 4 regardless of the structure of the Private Placement or sale of Securities. Accordingly, Section 4 shall apply to any sale of debt or equity securities by, or any other investment in, any affiliate of TTR and regardless of the terms and conditions thereof. Likewise, for purposes of this Agreement, the word "affiliate", when used with respect to TTR or the Company, shall include subsidiaries, parents, stockholders and sister companies, the word "purchaser" shall include investors, partners, co-venturers and members. Additionally, any parties introduced to the Company during the Tail Period, by a party contacted by HCW during the Authorization period will be deemed to have been contacted during the Authoriztion period. If such structure does not consist solely of a sale of common stock of TTR, appropriate adjustments shall be made to the terms and conditions of the Warrants so that HCW receives the full benefit intended to be afforded by Section 4(b).

      5. Expenses. Regardless of whether the Private Placement or sale of Securities is consummated, TTR will pay or cause to be paid the Company's expenses in connection herewith and therewith, including: (i) the fees and disbursements of the Company's counsel, accountants and other representatives and advisers; (ii) the expenses in connection with the preparation, printing and distribution of the Offering Materials, definitive agreements and other documents in connection herewith and therewith; (iii) the expenses in connection with the qualification of Securities for offering and sale under Blue Sky Laws, including filing fees and fees and disbursements of counsel for HCW in connection with reviewing applicable Blue Sky Laws and preparing filings thereunder not to exceed $20,000; (iv) the costs of preparing certificates representing Securities; (v) the charges of any escrow agent, transfer agent or registrar; and (vi) all other costs and expenses incident to the performance of the Company's obligations hereunder and under definitive agreements (including, without limitation, any taxes payable in connection with the issuance, sale and delivery of the Securities).

      6. Reimbursements. Regardless of whether the Private Placement or sale of Securities is consummated, the Company shall reimburse HCW, upon request made from time to time, for all of its reasonable out-of-pocket expenses, not to exceed $10,000, without the written consent of TTR, incurred in connection with its engagement and the expenses of any travel that may be necessary.

      7. Escrow Account. All proceeds from sales of Securities shall be deposited in a non-interest bearing escrow account pending the sale of $2 million minimum of Securities. Upon the sale of such minimum amount, there shall be a first closing of the Private Placement (the "First Closing"). From the date of the First Closing, all proceeds from further sales of Securities will continue to be deposited in the escrow account and there shall be a subsequent closing on the earlier of the sale of the maximum amount of Securities (cumulative with the amount of Securities sold through the First Closing) or the Termination Date. HCW will appoint a bank chartered in the State of New York as the escrow agent. Such appointment will be subject to approval by TTR, which approval shall not be unreasonably withheld. All fees and expense reimbursements due to HCW shall be paid out of the proceeds held in the escrow account at each such closing. The escrow agreement with such bank shall contain provisions giving effect to this Section 7.

      8. Representations, Warranties and Covenants of TTR. TTR represents and warrants to, and covenants with, HCW as follows:

            a. During the Authorization Period, TTR shall not, and shall not permit its affiliates to, use, disseminate, publish, distribute or refer to any materials in connection with any offering of Securities, including any Offering Materials, without HCW's prior consent, except for internal use among the Company's personnel and representatives.

            b. Neither the Company nor any person acting on its behalf has taken, and TTR shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

            c. TTR shall, and shall cause its affiliates to, from time to time, take such action as HCW may reasonably request to qualify Securities for offering and sale as a private placement under the securities laws of such states or other jurisdictions as HCW may reasonably request and to comply with such laws so as to permit such offers and sales.

            d. TTR shall, and shall cause its affiliates to, make available to HCW, or have professionally prepared at the Company's expense, all financial statements, projections, appraisals, surveys and other information which in HCW's reasonable judgment shall be necessary or appropriate for the proper marketing of Securities. TTR shall, and shall cause its affiliates to, upon reasonable request, cause the Company's directors, officers, personnel, counsel, accountants and other representatives to meet with HCW or its representatives to discuss all information relevant for disclosure in any Offering Materials and to cooperate in any reasonable investigation requested by HCW or its representatives (including the production of information at the Company's offices or copies of such information at the offices of HCW and its counsel) for the purpose of confirming the accuracy and completeness of statements contained in the Offering Materials.

            e. The Offering Materials as of the date thereof and as of the closing date of each sale of Securities will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. TTR shall advise HCW immediately of the occurrence of any event or circumstance which results in the Offering Materials containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and shall furnish to HCW copies of amended or supplemented Offering Materials that correct such statement or omission in such quantities as HCW may from time to time reasonably request. All financial or other projections included in the Offering Materials will be prepared in good faith on the basis of reasonable assumptions. TTR acknowledges that HCW (i) will be using and relying primarily on the information in the Offering Materials and information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Offering Materials and (iii) will not make any appraisal of any assets of the Company.

            f. TTR has full corporate power and authority to execute and deliver this Agreement on behalf of itself and its affiliates and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity. The execution, delivery and performance of this Agreement will not conflict with, result in a breach of any of the terms or provisions of or constitute a violation or a default under any material agreement or instrument to which the Company is a party or by which the Company is bound.

            g. TTR shall take and shall cause its affiliates to take such actions as may be required to cause compliance with Section 8(h) and 11. HCW acknowledges that TTR may cause its affiliates to perform any of its obligations hereunder; provided, however, that TTR's intention to do so

(or any action by TTR or HCW in respect thereof) shall not relieve TTR from its obligation to perform such obligations when due.

            h. TTR shall cause counsel to the Company to deliver, at each closing of the Private Placement, an opinion, addressed to HCW and to purchasers, covering such matters as are typically covered in opinions delivered in connection with private placements (including, an opinion to the effect that the Private Placement is exempt from registration under the Securities Act), in form and substance reasonably acceptable to HCW and its counsel. TTR shall also cause to be furnished to HCW, at each closing of the Private Placement, (i) copies of all other legal opinions, "comfort" letters, certificates, agreements and other documents furnished to purchasers on such closing date and (ii) copies of all filings made by the Company with the Securities and Exchange Commission or Blue Sky Law administrators, in each case, in form and substance reasonably satisfactory to HCW.

      9. Representations, Warranties and Covenants of HCW. HCW represents and warrants to, and covenants with, TTR as follows:

            a. None of HCW, its affiliates or any person acting on behalf of HCW or any of such affiliates has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

            b. HCW will use its best efforts to conduct the offering and sale of Securities so that Securities are sold in a transaction or series of transactions exempt from registration under the Securities Act.

            c. HCW will send the Offering Materials only to persons that the HCW reasonably believes are "accredited investors" (as defined under Rule 501(a) of the Securities Act).

            d. HCW will not make any representation or warranty as to the Securities or the Company, except those set forth in the Offering Materials.

      10. Indemnification. The Company agrees to the indemnification and other agreements set forth in the attached Indemnification Agreement, the provisions of which are incorporated herein by reference.

      11. Right of First Refusal. HCW shall have a right of first refusal (a) from the date of the closing until eighteen months after the first closing date of the Private Placement, to act as (i) the lead managing underwriter in connection with any public sale of any equity securities (including any public sale of any securities convertible into or exchangeable or exercisable for equity securities) of the Company, with the Company having the right to name a co-manager subject to the approval of HCW, which approval shall not be unreasonably withheld, (ii) the placement agent in connection with any private sale of any equity securities (including any private sale of any securities convertible into or exchangeable or exercisable for equity securities) of the Company, (iii) the lead placement agent in connection with any private sale of any debt securities of the Company and (iv) a co-managing underwriter in connection with any public sale of any debt securities of the Company (and, unless otherwise agreed by HCW in its sole discretion, HCW shall receive a minimum of 20% of the gross underwriting fees, including its pro-rata share of any non-accountable expense allowances, associated with any sale of debt securities described in this clause
(iv) and HCW's name shall appear as a co-managing underwriter on the cover of any prospectus used in connection with any sale of debt securities described in this clause (iv)) The Company shall compensate HCW for services in connection with any sale described in clause (a) (i), (a) (ii) or (a) (iii) above an amount that reflects HCW's normal and customary compensation for such services, as agreed between TTR and HCW in good faith. The rights herein shall not apply in event of a business combination as defined below.

      12. Merger or Acquisition Transactions. If a business combination involving the Company (other than with Macrovision), including a merger or consolidation, a sale, purchase or transfer of assets or formation of a joint venture, or an exchange or tender offer involving outstanding securities (a "Business Combination"), is consummated, or the Company enters into an agreement providing for a Business Combination, (a) during the Authorization Period with any person or (b) during the Tail Period (i) with any person identified to the Company by HCW during the Authorization Period, (ii) with any person as to which HCW advised the Company during the Authorization Period or (iii) with any person with whom the Company or HCW had discussions during the Authorization Period, then TTR shall pay HCW an amount equal to 2.5% of the Transaction Value (as defined below), which is payable in cash on the closing date of such Business Combination; provided, however, that no such payment shall be due if the Company enters into such an agreement but no Business Combination of any kind is at any time consummated.

      "Transaction Value" shall include the total proceeds and other consideration paid or received or to be paid or received in connection with a Business Combination (including amounts paid in escrow), including: (i) cash;
(ii) notes, securities and other property; (iii) liabilities, including debt, pension , severance and retirement liabilities and guarantees, assumed or extinguished; (iv) payments to be made in installments; (v) contingent payments (whether or not related to future earnings or operations); and (vi) dividends and distributions to stockholders and other equity holders in anticipation of a Business Combination and cash and other current assets (net of current liabilities) retained in connection with a Business Combination. If Transaction Value is paid in whole or in part in the form of securities or other non-cash consideration, such consideration shall be valued at the fair market value thereof on the day prior to the closing date of the Business Combination; provided that, to the extent such consideration consists of securities with an existing public trading market, such consideration shall be valued at the average of the closing sales price for such securities on the five trading days prior to the closing date of the Transaction.

      13. Break-up Fee. If HCW's engagement is terminated by the Company during the Authorization Period without just Cause (as defined below), TTR shall pay HCW a break-up fee of $75,000, plus all compensation and expense reimbursements (up to $25,000) due or which may become due hereunder. The break-up fee shall be credited against fees or amounts which become payable under Section 4(b), 4(c) or 12. The retainer fee will not be credited against the break-up fee. For purposes hereof, "Cause" shall mean gross negligence or willful malfeasance by HCW in the discharge of its material obligations hereunder, illegal acts or omissions by HCW in the discharge of its obligations hereunder which adversely affect the Company or consummation of the Private Placement (other than in a de minimis way), or repeated failure (after notice) by HCW to discharge its obligations hereunder.

      14. Survival of Certain Provisions. The expense, indemnification, reimbursement and contribution obligations of TTR provided herein and in the attached Indemnification Agreement HCW's rights to compensation (which term includes all fees, amounts and Warrants due or which may become due under Sections 4, 12 and 13) provided herein and HCW's rights under Section s 8(h) shall remain operative and in full force and effect regardless of (i) any withdrawal, termination other than for cause by Company or consummation of or failure to initiate or consummate any transaction described herein, (ii) any investigation made by or on behalf of HCW and (iii) any termination or the completion or expiration of this Agreement or HCW's engagement hereunder.
Section 11 shall survive any termination, other than for cause by Company, provided there has been a closing.

      15. Notices. Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by certified mail, return receipt request or recognized overnight courier or personally delivered (a) if to the Company, to TTR's office at 2 Hanagar St., Kfar-Saba, 44425, Israel, attention: Marc D. Tokayer, Chairman & President and (b) if to HCW, to its office at 245 Park Avenue, 44th floor, New York, NY 10167. attention: Scott Weisman, Managing Director.

      16. Future Advertisements. TTR agrees that HCW has the right to place advertisements describing its services to the Company under this Agreement in financial and other newspapers and journals at its own expense following the first closing date of the Private Placement.

      17. Confidentiality. No financial advice rendered by HCW pursuant to this Agreement may be disclosed publicly in any manner without HCW's prior written approval, except as may be required by law, regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be so required to disclose any advice, TTR shall provide HCW with prompt notice thereof so that HCW may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, TTR will and will cause its affiliates to disclose only that portion of such advice which the Company is so required to disclose.

      18. Miscellaneous. This Agreement (including the attached Indemnification Agreement) sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. If such negotiations fail to resolve the dispute, the dispute shall be finally decided by arbitration in accordance with the rules then in effect of the American Arbitration Association. Any arbitration will be conducted in the New York City metropolitan area. TTR (for the Company, for anyone claiming through or in the name of the Company and on behalf of the equity holders of the Company) and HCW each hereby irrevocably waives any right it may have to trial by jury in respect of any claim arising out of this Agreement or the transactions contemplated hereby.

            This Agreement may not be assigned by either party without the prior written consent of the other party.

            If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement.

            Please confirm that the foregoing correctly sets forth our agreement by signing and returning to HCW the enclosed duplicate copy of this Agreement.

                                        Very truly yours,

                                        H.C. Wainwright & Co., Inc.


                                        By: /s/ Scott Weisman
                                            ---------------------------
                                        Name:  Scott Weisman
                                        Title: Managing Director

Accepted and agreed to as of
the date first written above
TTR Technologies, Inc.

By: /s/ Marc D. Tokayer
Name:  Marc D. Tokayer
Title: Chairman & President